EXHIBIT 5.1
Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300
Irvine, California 92618
Telephone No. (949) 484-5667 ● Facsimile No. (949) 209-2545
www.craigbutlerlaw.com
cbutler@craigbutlerlaw.com

April 30, 2018

WEED, Inc.
4920 N. Post Trail
Tucson, AZ 85750

Re:
WEED, Inc. Registration Statement on Form S-1 for an offering by certain of the Company’s shareholders of 8,982,015 shares of common stock

Dear Ladies and Gentlemen:

I have acted as counsel to WEED, Inc., a Nevada corporation (the “Company”), in connection with the proposed offering by certain of the Company’s shareholders of 8,982,015 shares of the Company’s common stock (the “Shares”) pursuant to the Company's Registration Statement on Form S-1, as amended (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

I have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Registration Statement registers the resales of the Shares by certain selling stockholders of the Company.

 In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Articles of Incorporation, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

 I am counsel admitted to practice in the in the State of California. I am not engaged in the practice of law in the State of Nevada; however, I am generally familiar with the Nevada Revised Statutes as currently in effect and have made such inquiries as I consider necessary to render the opinions contained herein. As such, I express no opinion as to the applicable laws of any jurisdiction other than those of the State of California, the State of Nevada only to the extent they relate to the Nevada Revised Statutes and the federal laws of the United States. For purposes of this opinion letter, I have assumed that the applicable laws of all other applicable jurisdictions are the same as the laws of the State of California.

Law Offices of Craig V. Butler
WEED, Inc.
April 27, 2018

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares are legally issued, fully paid and non-assessable.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K. I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Interest of Named Experts and Counsel” in the prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that this firm within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Sincerely, Law Offices of Craig V. Butler /s/ Craig V. Butler, Esq. Craig V. Butler, Esq.